Exhibit 16.1

ROSENBERG RICH BAKER BERMAN & COMPANY
265 Davidson Avenue, Suite 210 • Somerset. NJ 08873-4120 • phone 908-231-1000 • fax 908-231-6894
111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • phone 973-763-6363 • iax 973-763-4430
Carl S. Schwartz, CPA . David N, Roth, CPA Steven J, Truppo, CPA
Leonard M. Friedman, CPA/ABV, CBA 1 ■ Gary A. Sherman, CPA Robert S. Quick, CPA Brian Zucker, CPA
April 11, 2012		Pamela BeznerAli, CPA Marsha L. Baldinger, CPA/ABV, CFP2 • ■ Howard B. Condo, CPA

Alvin P. Levine, CPA
U.S. Securities and Exchange Commission		Daniel M. Brooks, CPA
100 F Street, N.E.
Washington DC 20549

Re:	Life Nutrition Products, Inc. Commission File No. 001-34274

Commissioners:

We have read the statements made by Life Nutrition Products, Inc. which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of Life Nutrition Products, Inc. dated January 10, 2012. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/S/ Rosenberg Rich Baker Berman & Company